808 Wilshire Boulevard, 2nd Floor T: 310.255.7700 Santa Monica, California 90401F: 310.255.7702

FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett, Inc. Announces
2010 First Quarter Earnings Results
Reports FFO of $0.31 Per Diluted Share
Maintains 2010 FFO Guidance

SANTA MONICA, CALIFORNIA – May 3, 2010 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT), today announced its 2010 first quarter financial results for the period ended March 31, 2010.

Financial Results
Funds From Operations (FFO) for the three months ended March 31, 2010 totaled $48.1 million, or $0.31 per diluted share, compared to $54.3 million, or $0.35 per diluted share, for the three months ended March 31, 2009.  The Company reported a GAAP net loss attributable to common stockholders of $8.3 million, or ($0.07) per diluted share, for the three months ended March 31, 2010, compared to a GAAP net loss attributable to common stockholders of $1.9 million, or ($0.02) per diluted share, for the three months ended March 31, 2009. The financial results for the three months ended March 31, 2009 include a $5.6 million gain from the disposition of an interest in an unconsolidated real estate fund managed by the company. Excluding this one-time gain for comparative purposes, the total GAAP net loss for the three months ended March 31, 2009 would have been $7.4 million.

Same Property Net Operating Income (NOI) on a cash basis decreased 2.2% for the three months ended March 31, 2010 compared to the three months ended March 31, 2009.  Same Property NOI on a GAAP basis for the three months ended March 31, 2010 decreased 3.1% compared to the three months ended March 31, 2009.

Company Operations
Office:  During the first quarter of 2010, the Company signed 73 new leases totaling 176,000 square feet, compared to 58 new leases totaling 192,000 square feet in the fourth quarter of 2009.  Total new and renewal leasing activity during the first quarter of 2010 totaled 511,000 square feet, or 155 transactions compared to the fourth quarter of 2009, which totaled 715,000 square feet, or 157 new and renewal leases.

As of March 31, 2010, the Company’s office portfolio was 91.3% leased and 90.4% occupied, compared to 91.7% leased and 90.6% occupied at December 31, 2009. This excludes six properties owned by an unconsolidated fund managed by the Company.  As of March 31, 2010, the Company’s office portfolio, including the fund-owned properties, was 89.7% leased and 88.6% occupied, compared to 90.3% leased and 89.0% occupied at December 31, 2009.  The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur.

Douglas Emmett, Inc. Announces 2010 First Quarter Earnings Results

Douglas Emmett Fund X was deconsolidated from the Company’s results at the end of February 2009.  Therefore, the Company’s financial statements reflect the results of the Fund X properties for the months of January and February 2009 and exclude the results of the Fund X properties thereafter. The following same property financial information reflects the quarterly results of the Company’s office portfolio, excluding the Fund X properties, throughout the comparative periods.

Same property office revenues, on a cash basis, decreased to $112.2 million in the first quarter of 2010 from $114.9 million in the first quarter of 2009.  Same property office expenses, on a cash basis, decreased to $36.2 million in the first quarter of 2010 from $37.2 million in the first quarter of 2009.  Same property office revenues, on a GAAP basis, decreased to $120.8 million in the first quarter of 2010 from $124.6 million in the first quarter of 2009.  Same property office expenses, on a GAAP basis, decreased to $36.1 million in the first quarter of 2010 from $37.1 million in the first quarter of 2009.

Multifamily:  Same property multifamily revenues, on a cash basis, decreased to $16.1 million for the quarter ended March 31, 2010 from $16.4 million for the quarter ended March 31, 2009. Same property multifamily revenues, on a GAAP basis, decreased to $17.0 million for the quarter ended March 31, 2010 from $17.3 million for the quarter ended March 31, 2009.

As of March 31, 2010, the Company’s multifamily portfolio was 99.5% leased compared to 99.0% leased at December 31, 2009.

Cash Position
At March 31, 2010, the Company had $94.3 million in cash and cash equivalents on hand compared to $72.7 million at December 31, 2009.

Dividends
During the quarter, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per common share. The dividend was paid on April 15, 2010 to shareholders of record as of March 31, 2010. On an annualized basis, this represents a dividend of $0.40 per common share.

Guidance
The Company is maintaining its full year 2010 FFO guidance range of $1.19 - $1.25 per diluted share. This guidance excludes any impact from future acquisitions, dispositions, equity purchases, debt financings, recapitalizations, or similar matters.  Further, this also assumes that non-cash interest expense for 2010 relating to the Company’s pre-IPO interest rate swap contracts will approximate straight-line amortization and that one-month LIBOR will average 1.00% during the period from August 1, 2010 to December 31, 2010, the period following the expiration of $1.11 billion of interest rate swap contracts.

Douglas Emmett, Inc. Announces 2010 First Quarter Earnings Results

Conference Call and Webcast Information
A conference call to discuss the Company’s 2010 first quarter financial results is scheduled for Tuesday, May 4, 2010 at 2:00 pm Eastern Time or 11:00 am Pacific Time.  Interested parties can access the live call or the replay via the:

•	Internet: Go to www.douglasemmett.com at least fifteen minutes prior to the start time of the call in order to register, download and install any necessary audio software; or
•	Phone: 877-298-7945 (U.S./Canada) or 706-758-2996 (International) – conference ID #65929188.

A replay of the live call will be available for 90 days on the Company’s website, at www.douglasemmett.com. Alternatively, a digital replay will be available at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time, on Tuesday, May 4, 2010 through Tuesday, May 11, 2010 using 800-642-1687 (U.S./Canada), or 706-645-9291 (International) and conference ID #65929188.

Supplemental Information
Supplemental financial information for the Company’s 2010 first quarter financial results can be accessed on the Company’s website under the Investor Relations section at www.douglasemmett.com.

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in premier submarkets in Southern California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. The Company maintains a website at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release are forward-looking statements based on our beliefs about, assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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Douglas Emmett, Inc. Announces 2010 First Quarter Earnings Results

Douglas Emmett, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Investment in real estate:
Land	$835,407	$835,407
Buildings and improvements	5,018,804	5,017,569
Tenant improvements and lease intangibles	541,711	534,084
Investment in real estate, gross	6,395,922	6,387,060
Less: accumulated depreciation	(744,226)	(688,893)
Investment in real estate, net	5,651,696	5,698,167

Cash and cash equivalents	94,300	72,740
Tenant receivables, net	969	2,357
Deferred rent receivables, net	42,589	40,395
Interest rate contracts	91,748	108,027
Acquired lease intangible assets, net	10,523	11,691
Investment in unconsolidated real estate funds	94,708	97,127
Other assets	30,114	29,428
Total assets	$6,016,647	$6,059,932

Liabilities
Secured notes payable	$3,258,000	$3,258,000
Unamortized non-cash debt premium	14,157	15,459
Interest rate contracts	206,522	237,194
Accrued interest payable	26,191	26,263
Accounts payable and accrued expenses	47,293	46,630
Acquired lease intangible liabilities, net	130,882	139,340
Security deposits	32,109	32,501
Dividends payable	12,203	12,160
Total liabilities	3,727,357	3,767,547

Equity
Douglas Emmett, Inc. stockholders’ equity:
Common stock	1,220	1,216
Additional paid-in capital	2,299,372	2,290,419
Accumulated other comprehensive income (loss)	(171,662)	(186,255)
Accumulated deficit	(332,507)	(312,017)
Total Douglas Emmett, Inc. stockholders’ equity	1,796,423	1,793,363
Noncontrolling interests	492,867	499,022
Total equity	2,289,290	2,292,385
Total liabilities and equity	$6,016,647	$6,059,932

Douglas Emmett, Inc. Announces 2010 First Quarter Earnings Results

Douglas Emmett, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009(1)
Revenues:
Office rental:
Rental revenues	$98,747	$108,546
Tenant recoveries	6,478	7,966
Parking and other income	15,551	17,634
Total office revenues	120,776	134,146

Multifamily rental:
Rental revenues	15,899	16,187
Parking and other income	1,112	1,084
Total multifamily revenues	17,011	17,271
Total revenues	137,787	151,417
Operating Expenses:
Office expenses	36,114	40,312
Multifamily expenses	4,568	4,517
General and administrative	5,850	6,351
Depreciation and amortization	55,332	61,074
Total operating expenses	101,864	112,254
Operating income	35,923	39,163
Gain on disposition of interest in unconsolidated real estate fund	―	5,573
Other income (loss)	246	(567)
(Loss) Gain, including depreciation, from unconsolidated real estate funds	(1,504)	2,803
Interest expense	(45,134)	(49,222)
Net loss	(10,469)	(2,250)
Less: Net loss attributable to noncontrolling interests	2,182	383
Net loss attributable to common stockholders	$(8,287)	$(1,867)
Net loss per common share – basic and diluted(2)	$(0.07)	$(0.02)
Weighted average shares of common stock outstanding – basic and diluted(2)	121,644	121,842

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009 and is presented on an unconsolidated basis beginning March 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis. For a comparison of quarterly results excluding Fund X, see our Same Property Financial Data.

(2)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units and vested LTIP units (Long-Term Incentive Plan units that are limited partnership units in our OP), which are included in the non-GAAP calculation of diluted shares on the following page of this release.

Douglas Emmett, Inc. Announces 2010 First Quarter Earnings Results

Douglas Emmett, Inc.
FFO Reconciliation
(unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Funds From Operations (FFO) (1)
Net loss attributable to common stockholders	$(8,287)	$(1,867)
Depreciation and amortization of real estate assets	55,332	61,074
Net loss attributable to noncontrolling interests	(2,182)	(383)
Gain on disposition of interest in unconsolidated real estate fund	―	(5,573)
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	3,209	1,065
FFO	$48,072	$54,316

Weighted average share equivalents outstanding - fully diluted	156,124	156,022
FFO per share - fully diluted	$0.31	$0.35

(1)
We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc. Announces 2010 First Quarter Earnings Results

Douglas Emmett, Inc.
Same Property Statistical and Financial Data
(unaudited and in thousands, except statistics)

	As of March 31,
	2010	2009
Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,891,147	11,888,917
% leased	91.3%	92.6%
% occupied	90.4%	92.3%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased	99.5%	99.2%

	Three Months Ended March 31,
	2010	2009	% Favorable (Unfavorable)
Same Property Net Operating Income – GAAP Basis (1)(3)
Total office revenues	$120,776	$124,570	(3.0)%
Total multifamily revenues	17,011	17,271	(1.5)
Total revenues	137,787	141,841	(2.9)

Total office expense	(36,114)	(37,122)	2.7
Total multifamily expense	(4,568)	(4,517)	(1.1)
Total property expense	(40,682)	(41,639)	2.3

Same Property NOI - GAAP basis	$97,105	$100,202	(3.1)%

Same Property Net Operating Income - Cash Basis(1)(2)(3)
Total office revenues	$112,216	$114,917	(2.4)%
Total multifamily revenues	16,132	16,389	(1.6)
Total revenues	128,348	131,306	(2.3)

Total office expense	(36,159)	(37,167)	2.7
Total multifamily expense	(4,568)	(4,517)	(1.1)
Total property expense	(40,727)	(41,684)	2.3

Same Property NOI - cash basis	$87,621	$89,622	(2.2)%

NOTE:  See below for a description of same property, cash basis and NOI.

Douglas Emmett, Inc. Announces 2010 First Quarter Earnings Results

Douglas Emmett, Inc.
Reconciliation of Same Property NOI to GAAP Net Income (Loss)
(unaudited and in thousands)

	Three Months Ended March 31,
	2010	2009
Same property office revenues - cash basis (1)(2)	$112,216	$114,917
GAAP adjustments	8,560	9,653
Same property office revenues - GAAP basis	120,776	124,570
Same property multifamily revenues - cash basis	16,132	16,389
GAAP adjustments	879	882
Same property multifamily revenues - GAAP basis	17,011	17,271
Same property revenues - GAAP basis	137,787	141,841
Same property office expenses - cash basis	(36,159)	(37,167)
GAAP adjustments	45	45
Same property office expenses - GAAP basis	(36,114)	(37,122)
Same property multifamily expenses - cash basis	(4,568)	(4,517)
GAAP adjustments	―	―
Same property multifamily expenses - GAAP basis	(4,568)	(4,517)
Same property expenses - GAAP basis	(40,682)	(41,639)
Same property Net Operating Income (NOI) (3)- GAAP basis	97,105	100,202
Non-comparable office revenues	―	9,576
Non-comparable office expenses	―	(3,190)
Total property NOI - GAAP basis	97,105	106,588
General and administrative expenses	(5,850)	(6,351)
Depreciation and amortization	(55,332)	(61,074)
Operating income	35,923	39,163
Gain on disposition of interest in unconsolidated real estate fund	―	5,573
Other income (loss)	246	(567)
(Loss) gain, including depreciation, from unconsolidated real estate funds	(1,504)	2,803
Interest expense	(45,134)	(49,222)
Net loss	(10,469)	(2,250)
Less: Net loss attributable to noncontrolling interests	2,182	383
Net loss attributable to common stockholders	$(8,287)	$(1,867)

(1)
To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as “same properties”.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold or unconsolidated before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
NOI (as defined in the next footnote) includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

(3)
Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, noncontrolling interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.